EXHIBIT 32
                                                                   ----------

                        CERTIFICTION PURSUANT TO 18 U.S.C. SECTION 1350,
                                     AS ADOPTED PURSUANT TO
                         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Talk Visual Corporation (the Company) Quarterly Report on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harley L. Rollins, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley of 2002, that, to the best of my knowledge:

         (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2)  The information  contained in the Report fairly  presents,  in all
              material  respects,   the  financial   condition  and  results  of
              operations of the Company.


Date:  August 9, 2003
                        By:  Harley L. Rollins
                        ---------------------------------------------------
                             Harley L. Rollins President,
                             Chief Executive Office and Chief Financial  Officer
                             (principal    executive   officer   and   principal
                             financial and accounting officer) and Director



                                    Page 21